UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 5, 2014

BRIGHTCOVE INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-35429	20-1579162
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

290 Congress Street, Boston, MA	02210
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (888) 882-1880

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)           On January 5, 2014, the Board of Directors (the “Board”) of Brightcove Inc. (the “Company”) appointed Derek Harrar to the Board to fill a vacancy as a Class II director, to serve until the Company’s 2014 annual meeting of stockholders or until his successor is duly elected and qualified.

At the time of appointment, it was not determined whether Mr. Harrar would sit on any Board committee.

Mr. Harrar’s compensation will be consistent with that provided to all of the Company’s non-employee directors, as described in the Company’s most recent proxy statement filed with the Securities and Exchange Commission on April 1, 2013. In addition, the Company expects to enter into an indemnification agreement with Mr. Harrar in connection with his appointment to the Board, which is expected to be in substantially the same form as that entered into with the other directors of the Company.

There is no arrangement or understanding pursuant to which Mr. Harrar was appointed to the Board. There are no family relationships between Mr. Harrar and any director or executive officer of the Company, and Mr. Harrar has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01.	Regulation FD Disclosure.

On January 9, 2014, the Company issued a press release announcing Mr. Harrar’s appointment to the Board as discussed in Item 5.02(d) of this Report on Form 8-K. The full text of the press release is furnished as Exhibit 99.1 hereto. The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release of Brightcove Inc. dated January 9, 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 9, 2014	BRIGHTCOVE INC.
	By:	/s/ Christopher Menard
Christopher Menard
Chief Financial Officer

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